Exhibit 10.2

AMENDMENT

To

NON-INCENTIVE STOCK OPTION AGREEMENT

Under

ENCORE CAPITAL GROUP, INC.

1999 EQUITY PARTICIPATION PLAN

This Amendment (the “Amendment”) is entered into as of                          , 2006 by and between                      (“Optionee”) and Encore Capital Group, Inc. (the “Company”) under that certain Option Agreement dated as of October 29, 2003 by and between the Company and the Optionee (the “Option Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Option Agreement.

WHEREAS, the Option Agreement granted to the Optionee an option (the “Option”) to purchase shares of the Company’s common stock, par value $.01 per share, at an exercise price of $11.00 per share, which exercise price was less than the fair market value of the Company’s common stock on the Date of Grant by an amount allowed by the terms of the Plan; and

WHEREAS, Section 409A of the Internal Revenue Code would impose additional income tax and tax penalty upon the vesting on or after January 1, 2005 of stock options with an exercise price of less than the fair market value of the underlying shares on the date of grant; and

WHEREAS, the Company and the Optionee desire to amend the Option Agreement as permitted under Section 409A in a manner designed to avoid the application of Section 409A to the portion of the Option that vests on or after January 1, 2005.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, the Company and the Optionee have agreed to enter into this Amendment.

1.	In order to avoid the imposition of additional income tax and tax penalty under Section 409A of the Internal Revenue Code, in accordance with IRS Notice 2005-1, Q/A-18 (d), the Company and the Employee agree that the exercise price for the portion of the Option that vested on or after January 1, 2005 shall be $12.01, which amount is equal to the fair market value of the underlying shares as of the Date of Grant.

2.	If the provisions this Amendment fail to achieve the goal expressed in the preceding section, then the parties agree to make such changes as are mutually agreeable in order for the Option to be excluded from the definition of a deferral of compensation under such Section 409A.

3.

Upon the effectiveness hereof, each reference to the Option Agreement in the Option Agreement, the Plan or any related document shall mean and be a reference to the Option Agreement as amended hereby. Except as specifically amended above, the Option Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.	This Amendment shall become effective upon the execution by both parties and may be executed in counterparts and/or by facsimile signatures with the same force and effect as if executed in one complete document with the original signature of both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of                          , 2006.

ENCORE CAPITAL GROUP, INC.

By:

Name:

Title:

OPTIONEE:

Print Name:

3